Schedule A

Fund	Date	Transaction	Number of Shares	Price[1]
Perceptive Life Sciences Master Fund, Ltd.	7/28/2026	Sell Short	1,933	$1.3081
Perceptive Life Sciences Master Fund, Ltd.	9/29/2026	Sale	14,737	$1.5000
Perceptive Life Sciences Master Fund, Ltd.	9/30/2026	Sale	54,730	$1.5204
Perceptive Life Sciences Master Fund, Ltd.	10/1/2026	Sale	435,445	$1.5663
Perceptive Life Sciences Master Fund, Ltd.	10/2/2026	Sale	495,088	$1.8216
Perceptive Life Sciences Master Fund, Ltd.	10/5/2026	Sale	275,000	$2.2113
Perceptive Life Sciences Master Fund, Ltd.	10/12/2026	Sale	885,976	$2.0136
Perceptive Life Sciences Master Fund, Ltd.	10/13/2026	Sale	560,106	$2.0606
Perceptive Life Sciences Master Fund, Ltd.	10/14/2026	Sale	439,894	$2.0805
Perceptive Life Sciences Master Fund, Ltd.	10/15/2026	Sale	717,876	$2.0293
Perceptive Life Sciences Master Fund, Ltd.	10/16/2026	Sale	547,837	$2.1168
Perceptive Life Sciences Master Fund, Ltd.	10/19/2026	Sale	509,053	$2.3253
Perceptive Life Sciences Master Fund, Ltd.	10/20/2026	Sale	161,164	$2.4814
Perceptive Life Sciences Master Fund, Ltd.	10/21/2026	Sale	20,000	$2.7169
Perceptive Life Sciences Master Fund, Ltd.	10/23/2026	Sale	170,000	$3.1154
Perceptive Life Sciences Master Fund, Ltd.	10/26/2026	Sale	250,000	$2.3604

1 The reported price is a weighted average price. The reporting persons undertake to provide the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within such range.